EXHIBIT 99.1

BroadVision Announces Profitable Third Quarter 2010 Results

REDWOOD CITY, Calif., Oct. 27, 2010 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its third quarter ended September 30, 2010. Revenues for the third quarter were $5.2 million, compared with revenues of $5.7 million for the second quarter ended June 30, 2010 and $7.5 million for the comparable quarter of 2009.

License revenue for the third quarter of 2010 was $1.4 million, compared with $1.7 million for the prior quarter and $2.7 million for the comparable quarter of 2009. The majority of the third quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Iberia Airlines, Zain Group, Synaptics, Honeywell, Healthcare BCBS, Rockwell Collins, Raytheon, Boeing, Lockheed Martin, Northrop Grumman, State of Wisconsin, Solar Turbines, Bobst SA DMS, SOS Software, EADS Deutschland GmbH, and several other brand-name global customers.

In the third quarter of 2010, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $1.5 million, or $0.33 per basic and diluted share, as compared with GAAP net loss of $2.4 million, or $0.53 per basic and diluted share, for the second quarter of 2010 and GAAP net income of $1.8 million, or $0.41 per basic and diluted share, for the comparable quarter of 2009.

Non-GAAP measure net income for the third quarter of 2010 was $1.9 million, or $0.43 per basic and diluted share, compared with non-GAAP measure net loss of $2.0 million or $0.45 per basic and diluted share, in the second quarter of 2010 and non-GAAP measure net income of $2.0 million, or $0.45 per basic and diluted share, for the comparable quarter of 2009. These non-GAAP measure results exclude restructuring charges (credit), stock compensation expense and revaluation of warrant liabilities. A reconciliation of GAAP measure net income (loss) figures to non-GAAP net income (loss) figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of September 30, 2010 the Company had $61.9 million of cash and cash equivalents and short-term investments, compared to a combined balance of $60.6 million as of June 30 2010 and $61.8 million as of December 31 2009.

"BroadVision continues to undergo its transition from a premises-based software company to a cloud-based service company," said Dr. Pehong Chen, President and CEO, BroadVision.  "In our third quarter, we reached a number of key milestones, including a steady build-out in BroadVision Clearvale — our new cloud-based enterprise social networking platform — in terms of the pipeline for both customers and strategic partners, plus a number of groundbreaking solutions which we will bring to market in Q4.  Practically everyone we meet with today is looking to bring social networking to the enterprise, and essentially everyone is interested in solutions built and delivered entirely in the cloud.  We are at an important turning point in our seventeen-year history and believe the company is very well positioned to take advantage of the exciting opportunity ahead. We expect to see a significant response from the market for these solutions in the coming quarters."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, October 27, 2010, at 1:30PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 9929808#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its third quarter 2010 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or join a Clearvale network. For complete information about BroadVision, please visit http://www.broadvision.com.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the potential growth, success and customer adoption of BroadVision's Clearvale solutions and the timing of the introduction of new products, features and solutions, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30	December 31
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$61,904	$61,789
Other current assets	4,994	9,309
Total current assets	66,898	71,098
Other non-current assets	1,598	1,769
Total assets	$68,496	$72,867
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$12,279	$15,121
Other non-current liabilities	2,592	2,353
Total liabilities	14,871	17,474
Total stockholders' equity	53,625	55,393
Total liabilities and stockholders' equity	$68,496	$72,867

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Revenues:
Software licenses	$1,380	$2,663	$4,943	$8,676
Services	3,805	4,879	11,787	15,039
Total revenues	5,185	7,542	16,730	23,715

Cost of revenues:
Cost of software licenses	4	6	16	26
Cost of services	1,569	1,784	4,787	5,707
Total cost of revenues	1,573	1,790	4,803	5,733

Gross profit	3,612	5,752	11,927	17,982

Operating expenses:
Research and development	1,738	2,169	5,779	6,346
Sales and marketing	1,887	2,024	5,393	6,002
General and administrative	1,160	1,006	3,692	3,603

Restructuring charge (credit)	98	(4)	744	50
Total operating expenses	4,883	5,195	15,608	16,001

Operating (loss) income	(1,271)	557	(3,681)	1,981
Other income, net	2, 997	1,138	866	1,417
Income (loss) before provision for income taxes	1,726	1,695	(2,815)	3,398
(Provision) benefit for income taxes	(244)	104	(349)	(116)
Net income (loss)	$1,482	$1,799	$(3,164)	$3,282

Basic income (loss) per share	$0.33	$0.41	$(0.71)	$0.75
Diluted income (loss) per share	$0.33	$0.41	$(0.71)	$0.75

Shares used in computing:
Weighted average shares-basic	4,463	4,415	4,454	4,397
Weighted average shares-diluted	4,464	4,435	4,454	4,400

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME (LOSS)
(unaudited; in thousands)

	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30	Sep. 30
	2010	2010	2009	2010	2009

Net income (loss), U.S. GAAP	$1,482	$(2,377)	$1,799	$(3,164)	$3,282
Non-GAAP measure adjustments:
Restructuring charge (credit)	98	120	(4)	744	50
SFAS 123R Expense (1)	319	250	352	857	882
Revaluation of warrants liabilities (2)			(154)		(147)
Non-GAAP measure net income (loss)	$1,899	$(2,007)	$1,993	$(1,563)	$4,067

(1) Included as a component of cost of service and operating expense for each period presented.
(2) Included as a component of other income, net, for each period presented.
CONTACT: BroadVision, Inc.
         Investor Relations
         Andrew Hub
         650-331-1000
         ir1@broadvision.com